Exhibit No.  EX-99.p.2

                                 CODE OF ETHICS

                                       OF

                                THE KILLEN GROUP


PREAMBLE

    This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the Rule) adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the Act) to effectuate the purposes and objectives of that Rule. The Rule requires Investment Advisers to mutual funds to adopt Codes of Ethics that contain provisions reasonably necessary to prevent employees of the adviser from engaging in acts in violation of the Rule, and to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code. The Rule applies to The Killen Group (TKG), since it is a registered investment adviser and is the adviser to two mutual funds, The Berwyn Fund and Berwyn Income Fund ("Funds"). The Rule makes it unlawful for certain persons, including certain employees of the Adviser to a Fund, in connection with the purchase or sale by such person of a security held or to be acquired by the Funds: 1. To employ a device, scheme or artifice to defraud the Funds; 2. To make to the Funds any untrue statement of a material fact, or omit to state to the Funds a material fact, necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;
3. To engage in any act, practice or course of business which operates, or would operate, as a fraud or deception upon the Funds; or
4. To engage in a manipulative practice with respect to the Funds. Set forth below is the Code of Ethics adopted by the Board of Directors of TKG in compliance with the Rule. It is the intention of the board that this Code will not only regulate the conduct of employees of TKG in regard to the Funds but in regard to all investment clients of TKG. This Code of Ethics is based upon the principle that the employees of TKG owe a fiduciary duty to the investment clients of TKG to conduct their affairs, including their personal securities transactions, in such manner to avoid

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(i) serving their own personal  interests
ahead of investment clients; (ii) taking inappropriate advantage of their position with TKG; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.



1.  DEFINITIONS

    a.A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made by the investment committee and communicated to the traders or portfolio managers, which includes when TKG has a pending "buy" or "sell" order with respect to a security, and, a recommendation includes when a security is under consideration by the investment committee as a candidate for purchase or sale. b."Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in, determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household. c."Control" shall have the same meaning as that set forth in
    Section 2(a)(9) of the Act. d."Purchase or sale of a security" includes the writing of an option to purchase or sell a security. e."Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, banker's acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

2.  PROHIBITED TRANSACTIONS

    a.No employee shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.
    b.No employee shall:

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      (1)purchase or sell,  directly or indirectly,  any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale, such security was being considered for purchase or sale by TKG or was purchased or sold by TKG during the seven calendar days prior to or after the transaction of the employee. (2)disclose to other persons the securities activities engaged in or contemplated for the various portfolios of TKG; (3)seek or accept anything of value, either directly or indirectly, from broker-dealers or other persons providing services to TKG because of such person's association with TKG. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to TKG will not be considered to be in violation of this section:
           (i)  an occasional meal;
          (ii) an occasional ticket to a sporting event, the theater or comparable entertainment, for which the employee will reimburse the host; (iii) a holiday gift of fruit or other foods, provided, however, that such gift is made available to all members of the recipient's department.
      (4)acquire any securities in an initial public offering. (5)purchase any securities in a private placement without prior approval of the Compliance Officer or other officer designated by the Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment when they play a part in any subsequent consideration of an investment in the issuer. In such circumstances, TKG's decision to purchase securities of the issuer shall be subject to independent review by TKG's officers with no personal interest in the issuer. (6) serve on the board of directors of any publicly traded company without prior
      authorization   of  the  Chairman  and/or   President  of  TKG.  Any  such
      authorization shall be based upon a determination that the board service would be consistent with the interest of TKG and its clients.

3.  EXEMPTED TRANSACTIONS

    a.The  prohibitions  of Section  2(b) shall not apply to:

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     (1)  purchases  or
      sales effected in any account over which the employee has no direct or indirect influence or control; (2) purchases or sales which are non-volitional on the part of either the employee or TKG; (3) purchases which are part of an automatic dividend reinvestment plan; and (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.  COMPLIANCE PROCEDURES

    a.Disclosure of Personal Holdings
      All employees shall disclose to the Compliance Officer all personal securities holdings upon commencement of employment. This initial report shall be made on the form attached as Exhibit A. If an employee has a brokerage account, copies of trade confirmations and monthly statements shall be sent to the Compliance Officer.
   b. Pre-Clearance of Trade
      An employee shall be required to obtain pre-clearance for all securities transactions from the Compliance Officer. The employee shall submit a request for clearance (Exhibit B) in writing listing the details of the proposed transaction, such as the name of the security, type of transaction, amount of the security involved in the transaction, and the broker-dealer that will be used. The Compliance Officer will respond in writing within 24 hours of receipt of the request. In the absence of the Compliance Officer, the request is to be submitted to the Chief Operating Officer.

    c.Quarterly Securities Transaction Report
      All employees who do not submit copies of trade confirmations and monthly brokerage statements to the Compliance Officer shall be required to complete a Quarterly Securities Transactions Report (Exhibit C) within 10 days of the close of each calendar quarter.

    d.Certification of Compliance with Code of Ethics (1) Every employee shall certify annually that:

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       (i) they have read and  understand  the Code of Ethics and recognize that they are subject thereto;
           (ii) they have complied with the requirements of the code of Ethics; and (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.
      The annual report shall be made on the form attached as Exhibit D.

    e.Conflict of Interest
      Every employee shall notify the Compliance Officer of any personal conflict of interest relationship which may involve TKG, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any client of TKG. Such notification shall occur in the pre-clearance process.

    a.The Compliance  Officer shall  promptly  report to the Board of Directors:
      (1)all apparent violations of this Code of Ethics and the reporting requirements thereunder; and (2)any reported transaction in a security which was purchased or sold by TKG or is being considered for purchase or sale.
    b.When the Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (a) of this section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), he or she may, in his or her discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.
    c.The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

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6.  SANCTIONS

    Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

7.  RETENTION OF RECORDS

    This Code of Ethics, a copy of each report made by an employee hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by TKG as required under Rule 17j-1.


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                                                                       Exhibit A
                                THE KILLEN GROUP

                                 CODE OF ETHICS

                                 INITIAL REPORT


To the Compliance Officer of The Killen Group, Inc. (TKG):
      1.I have read and understand the Code and recognize that I am subject to
it.
      2.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve TKG, such as any economic relationship between my transactions and securities held or to be acquired by TKG.
      3.As of the date below I have a direct or indirect beneficial ownership in the securities which are listed below or in the attached brokerage statement(s). (If not applicable, please state in the space below.):
                                               Type of Interest
Name of Security               Number of shares                  (Direct or
indirect)



      4.I have direct or indirect ownership of a brokerage account(s) maintained at ________________________________________( insert name of brokerage firm). I understand that in compliance with the Code I must have copies of my brokerage trade confirmations and monthly statements sent to the Compliance Officer.


Date:_____________________     ____________________________________
                               Employee Signature
                               ------------------------------------
                               Print Name
                               ------------------------------------
                               Title

Note:  Please use reverse side if more space is needed for any answer.


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                                                                       Exhibit B



                              REQUEST for CLEARANCE

                                       of

                               SECURITY TRANSACTON




Name of Employee:                                 Date:



Name of Security:



Transaction:  Buy _____   Sell _____           Amount:
                                                       ------------



Broker/Dealer:








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                                                                       Exhibit C

                             THE KILLEN GROUP, INC.

                         SECURITIES TRANSACTIONS REPORT

              FOR THE CALENDAR QUARTER ENDED ___________________


To the Compliance Officer of The Killen Group, Inc. (TKG):
      During the quarter I had no transactions, either direct or indirect, required to be reported pursuant to the Code of Ethics. I also have opened no brokerage accounts required to be reported that have not heretofore been reported to the Compliance Officer.

      The foregoing excludes transactions with respect to which I had no direct or indirect influence or control and other transactions not required to be reported.

      Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve TKG, such as the existence of any economic relationship between my transactions and securities held or to be acquired by TKG.



Date:_____________________     ____________________________________
                               Employee Signature
                               ------------------------------------
                               Print Name
                               ------------------------------------
                               Title









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                                                                       Exhibit D

                                THE KILLEN GROUP

                                 CODE OF ETHICS

                                  ANNUAL REPORT


To the Compliance Officer of The Killen Group, Inc. (TKG):
      1.I have read and understand the Code and recognize that I am subject to it.
      2.I hereby certify that, during the year ended December 31, 19___, I have complied with the requirements of the Code. I have supplied reports of all securities transactions required to be reported pursuant to the Code and have reported any new brokerage accounts required by the Code.
      3.Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship, which may involve TKG, such as any economic relationship between my transactions and securities held or to be acquired by TKG.


Date:_____________________     ____________________________________
                               Employee Signature
                               ------------------------------------
                               Print Name
                               ------------------------------------
                               Title